UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 13, 2007

Samaritan Pharmaceuticals
__________________________________________
(Exact name of registrant as specified in its charter)

Nevada	001-32287	88-0431538
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

101 Convention Center , Suite 310, Las Vegas, Nevada		89109
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	702-735-7001

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 13, 2007, Samaritan Pharmaceuticals, Inc. announced that it is seeking to have its common stock trade under a new stock symbol on the Over the Counter Bulletin Board ("OTCBB"), upon notice that the Company did not meet the AMEX shareholders' $6 million dollar equity requirement before the AMEX’s time deadline for continued listing.

The American Stock Exchange ("AMEX") sent a letter on December 6, 2007, indicating that the AMEX listing qualifications staff had decided to initiate delisting proceedings due to the Company’s inability to maintain compliance with certain AMEX continued listing requirements regarding shareholders’ equity. Specifically, Samaritan’s most recently available financial information indicates that Company is not in compliance with the Exchange’s continued listing standard due to its shareholders’ equity of less than $4 million and losses from continuing operations and/or losses in three out of its four most recent fiscal years, as set forth in Section 1003(a)(ii) of the company guide; with its shareholders’ equity of less than $6 million from continuing operations and/or net losses in its five most recent fiscal years, as set forth in Section 1003(a)(iii) of the Company Guide.

While Samaritan has demonstrated progress in increasing shareholder equity to $3,057,105, as reported in its latest 10-Q, the AMEX staff made a final determination to discontinue listing since the Company had failed to regain compliance with $6 million shareholders’ equity requirement within the allotted AMEX deadline of November 30, 2007.

The Company will continue to file reports in accordance with the regulations of the SEC. The Company is currently seeking a listing on the OTC Bulletin Board for its common stock to be quoted for trading on the OTCBB under a new stock symbol, but there can be no assurance that the Company’s securities will, in fact, be quoted on the OTCBB. In the event the Company is unable to move its securities to the OTCBB, they may be moved to and trade on the Pink Sheets. At an appropriate time in the future, the Company may seek to qualify for an exchange listing.

Item 7.01 Regulation FD Disclosure.

On December 13, 2007, the Company issued a press release announcing the AMEX notice, a copy of which is attached hereto as Exhibit 99.1, is being furnished pursuant to Regulation FD and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

d) Exhibits.

99.1 Press Release dated December 13, 2007.

This information contained in this report contains forward-looking statements which are subject to uncertainties that could cause actual future events and results of the Company to differ materially from those expressed in the forward-looking statements. These forward-looking statements are based on estimates, projections, beliefs, and assumptions that the Company believes are reasonable but are not guarantees of future events and results. Actual future events and results of the Company may differ materially from those expressed in these forward-looking statements. There can be no assurance that any forward-looking statements will be realized. Factors that may cause actual results to differ materially from those contemplated by such forward looking statements include, among others, the risks described in the Company’s most recent Annual Report on Form 10-K and the Company’s other reports filed with the SEC. All such forward-looking statements speak only as of the date hereof. Although the Company believes the expectations reflected in the forward-looking statements at the time they are made are reasonable, the Company cannot guarantee future results, levels of activity, performance, or achievements. Moreover, neither the Company nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. The Company undertakes no duty or obligation to publicly update or revise the information contained in this report, although it may do so from time to time as it believes is warranted. Any such updating may be made through the filing of other reports or documents with the SEC, through press releases or through other public disclosures.

You are cautioned not to place undue reliance on the estimates, projections and other forward-looking information contained herein as they are based on current expectations and general assumptions and are subject to various risks, uncertainties and other factors, including those set forth in the Company’s filings with the SEC at www.sec.gov, many of which are beyond the Company’s control, that may cause actual results to differ materially from the views, beliefs and estimates expressed herein.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Samaritan Pharmaceuticals

December 13, 2007	By:	Eugene Boyle

Name: Eugene Boyle
Title: CFO

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Exhibit Index

Exhibit No.	Description

99.1	Press Release of Samaritan Pharmaceuticals, Inc. dated December 13, 2007.